Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
CLEAR CHANNEL ANNOUNCES TENDER OFFERS AND
CONSENT SOLICITATIONS FOR SENIOR NOTES
San Antonio, TX, December 17, 2007. Clear Channel Communications, Inc. (“Clear Channel”) announced today that it is commencing a cash tender offer and consent solicitation (the “CCU Tender Offer”) for its outstanding $750,000,000 principal amount of the 7.65% Senior Notes due 2010 (CUSIP No. 184502AK8) (the “CCU Notes”) on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 17, 2007 (the “CCU Offer to Purchase”). Clear Channel also announced today that its subsidiary, AMFM Operating Inc. (“AMFM”), is commencing a cash tender offer and consent solicitation (the “AMFM Tender Offer”) for the outstanding $644,860,000 principal amount of the 8% Senior Notes due 2008 (CUSIP No. 158916AL0) (the “AMFM Notes”) on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 17, 2007 (the “AMFM Offer to Purchase”).
The CCU Tender Offer and the AMFM Tender Offer (collectively, the “Tender Offers”) are being made in connection with the previously announced merger (the “Merger”) with BT Triple Crown Merger Co., Inc. The completion of the Merger and the related debt financings are not subject to, or conditioned upon, the completion of the Tender Offers or the related consent solicitations or the adoption of the proposed amendments with respect to any Notes contemplated by the CCU Offer to Purchase and the AMFM Offer to Purchase (collectively, the “Offer to Purchase”).
The total consideration for each $1,000 principal amount of CCU Notes and AMFM Notes (collectively, the “Notes”) validly tendered and accepted for purchase by Clear Channel or AMFM, as applicable, pursuant to the applicable Offer to Purchase will be the price (calculated as described in the applicable Offer to Purchase) equal to (i) the sum of (a) the present value, determined in accordance with standard market practice, on the scheduled payment date of $1,000 on the maturity date for the applicable Notes plus (b) the present value on the scheduled payment date of the interest that would be payable on, or accrue from, the last interest payment date prior to the scheduled payment until the applicable maturity date for such Notes, in each case determined on the basis of a yield to such maturity date equal to the sum of (A) the yield to maturity on the U.S. Treasury Security specified in the table below as calculated by Citi, as lead dealer manager, in accordance with standard market practice, based on the bid-side price of such reference security as of 2:00 p.m., New York City time on the second business day immediately preceding the applicable tender offer expiration date for the applicable Notes (which, for both the CCU Notes and the AMFM Notes is currently expected to be January 14, 2008), unless modified by Clear Channel or AMFM, as applicable, in its sole discretion, as displayed on the page of the Bloomberg Government Pricing Monitor specified in the table below or any recognized quotation source selected by Citi, as lead dealer manager, in its sole discretion if the Bloomberg

Government Pricing Monitor is not available or is manifestly erroneous, plus (B) the applicable spread (as shown in the table below), minus (ii) accrued and unpaid interest to, but not including, the scheduled payment date.

Issuer and
	Security	Maturity	Applicable	Reference	Applicable
CUSIP No.	Description	Date	Spread	Security	Bloomberg Page

184502AK8	Clear Channel 7.65% Senior Notes due 2010	September 15, 2010	350 bps	3.875% UST due 09/15/2010	PX5

158916AL0	AMFM* 8% Senior Notes due 2008	November 1, 2008	75 bps	4.875% UST due 10/31/2008	PX3

*AMFM Operating, Inc. as successor to Chancellor Media Corporation of Los Angeles, as Issuer.
The total consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes tendered which will be payable only in respect of the Notes purchased that are tendered on or prior to the applicable consent payment deadline. Holders who tender their Notes after the consent payment deadline will not be eligible to receive the consent payment and will receive the applicable total consideration less the consent payment. The consent payment deadline for both the CCU Notes and the AMFM Notes is 5:00 p.m. New York City time, on December 31, 2007, unless, in either case, earlier terminated or extended. Both Tender Offers will expire at 8:00 a.m., New York City time, on January 16, 2008, unless, in either case, earlier terminated or extended. In conjunction with the Tender Offers, Clear Channel and AMFM are also soliciting consents from the holders of their respective Notes to effect amendments to eliminate substantially all of the restrictive covenants and the covenants regarding mergers and consolidations, eliminate certain events of default, and modify or eliminate certain other provisions, including certain provisions relating to defeasance. If adopted, the proposed amendments in connection with the CCU Tender Offer will not amend any of the terms of any of Clear Channel’s securities other than the CCU Notes. A holder cannot tender its Notes without delivering a corresponding consent or vice versa. The proposed amendments to Notes and provisions of the indenture applicable to the Notes are subject to consents from holders of a majority of the outstanding principal amount of the applicable Notes. Tendered Notes, including the related consents, may be withdrawn at any time prior to December 31, 2007 but not thereafter in the case of the CCU Notes and at any time prior to the receipt of the requisite consents and the execution of the applicable supplemental indenture, but not thereafter in the case of the AMFM Notes.
The tender offers and consent solicitations relating to the Notes are made upon the terms and conditions set forth in the CCU Offer to Purchase and the AMFM Offer to Purchase, as applicable and the related Consent and Letter of Transmittal. Each of the Tender Offers is conditioned upon the consummation of the Merger and the satisfaction of certain other customary conditions as described in the applicable Offer to Purchase. The completion of the CCU Tender Offer is not conditioned upon the receipt of the requisite consents or the adoption of the proposed amendments. The AMFM Tender Offer is conditioned upon the receipt of the requisite consents. If any of the conditions are not satisfied or waived, CCU and AMFM are not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, and may even terminate the Tender Offers. Further details about the terms and conditions of the tender offers and the consent solicitations are set forth in the CCU Offer to Purchase and the AMFM Offer to Purchase.
Clear Channel has retained Citi to act as the lead dealer manager for the tender offers and lead solicitation agent for the consent solicitations and Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated to act as co-dealer managers for the tender offers and co-solicitation agents for the consent solicitations. Global Bondholder Services Corporation is the Information Agent for the tender offers and the consent solicitations. Questions regarding the transaction should be directed to Citi at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (212)430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
This announcement is for informational purposes only. This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Notes. The tender offers and consent solicitation are being made solely pursuant to the CCU Offer to Purchase and the AMFM Offer to Purchase and related documents. The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed to be made on behalf of Clear Channel by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Important Information
About Clear Channel’s Announced Merger with BT Triple Crown Merger Co., Inc.
In connection with the proposed Merger of Clear Channel with and into BT Triple Crown Merger Co, Inc. (“Mergerco”) pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of November 16, 2007, by and among Mergerco, B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc. (formerly BT Triple Crown Capital Holdings III, Inc., “CC Media”) and Clear Channel, as amended by Amendment No. 1, dated as of April 18, 2007 and by Amendment No. 2, dated as of May 17, 2007, Clear Channel and CC Media have filed a joint proxy statement/prospectus dated August 21, 2007 with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Clear Channel and CC Media at the Securities and

Exchange Commission’s web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from Clear Channel by directing such request to Clear Channel Communications, Inc., Investor Relations Department, 200 East Basse, San Antonio, TX 78209; telephone: (210) 822-2828.
As previously announced by Clear Channel, the closing of the Merger is expected to occur during the first quarter 2008. The closing of the Merger is subject to the receipt of regulatory approvals and conditions, which are summarized in Clear Channel’s proxy statement. Details on the debt financing described in Clear Channel’s proxy statement, as contemplated at the launching of the tender offers described above, are summarized below.
Concurrently with the consummation of the Merger, Clear Channel expects to obtain $18,525 million of new senior secured credit facilities, to be available to the Company and certain of its subsidiaries as borrowers. The senior secured credit facilities are expected to include (i) a $1.25 billion term loan A facility, a $12.65 billion term loan B facility and a $2.0 billion (which is expected to be reduced by the amount of net cash proceeds from certain specified asset sales received prior to the closing of the Merger) term loan C facility to be funded at the closing of the Merger, (ii) a $2.0 billion revolving credit facility and (iii) a $625 million delayed draw term loan facility. Clear Channel and one or more of Clear Channel’s subsidiaries would be the borrowers under a separate receivables-backed revolving credit facility with availability of up to $1.0 billion. To the extent that availability under the Company’s receivables-backed credit facility is less than $750 million at closing, the term loan A facility would be increased by a corresponding amount.
Clear Channel expects to issue $2.6 billion in aggregate principal amount of new senior unsecured notes, including (i) $1.1 billion in senior cash pay notes (the “Cash Pay Notes”) and (ii) $1.5 billion in senior pay-in-kind option notes (the “PIK Toggle Notes” and together with the Cash Pay Notes, the “New Senior Notes”). If $1.1 billion in aggregate principal amount of Cash Pay Notes are not issued, the Company would incur up to $1.1 billion (less the amount of the Cash Pay Notes, if any, issued on or prior to the closing of the merger) in aggregate principal amount of loans with an increasing interest rate under a new senior unsecured cash pay bridge facility. If $1.5 billion in aggregate principal amount of PIK Toggle Notes are not issued, the Company would incur up to $1.5 billion (less the amount of the PIK Toggle Notes, if any, issued on or prior to the closing of the merger) in aggregate principal amount of loans with an increasing interest rate under a new senior unsecured pay-in-kind option bridge facility.
The new senior secured credit facilities are expected to be guaranteed by Clear Channel’s direct parent entity and by each of Clear Channel’s existing and future wholly owned material domestic restricted subsidiaries, subject to certain exceptions, and such subsidiaries would also guarantee the receivables-backed revolving credit facility and the New Senior Notes. Clear Channel’s existing senior notes are not guaranteed by Clear Channel’s subsidiaries and the existing senior notes that remain outstanding after the merger and the new debt financing will not be entitled to guarantees by Clear Channel’s subsidiaries.
The new senior secured credit facilities are expected be secured by (a) a first-priority pledge of the capital stock of Clear Channel, (b) the capital stock of future material wholly-owned domestic license subsidiaries that are not restricted subsidiaries under the indenture governing its existing senior notes, (c) first-priority security interests in certain assets of Clear Channel and the guarantor subsidiaries that will not require Clear Channel’s existing senior notes that remain outstanding to be equally and ratably secured under the indenture governing such notes, and (d) if requested by the arrangers of the senior secured credit facilities, a second-priority lien on the accounts receivable and related assets that would secure the receivables-backed credit facility on a first-priority basis. With respect to any additional collateral, the senior secured credit facilities documentation would provide that the amount of indebtedness to be secured by such collateral will be limited at all times to an amount less than the amount that would require the Clear Channel’s existing senior notes that remain outstanding to be equally and ratably secured under the indenture governing such notes.
The documentation for the senior secured credit facilities and the receivables-backed revolving credit facility would include customary provisions, including mandatory prepayments, incremental facilities, representations and warranties, covenants and events of defaults. The senior secured credit facilities are also expected to include a maintenance covenant that would require Clear Channel to maintain a specified ratio of the consolidated senior secured net debt to consolidated adjusted EBITDA as determined under the senior secured credit facilities documentation. The New Senior Notes would include customary provisions, including covenants and events of defaults.
The New Senior Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Senior Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
The information provided herein does not constitute an offer to sell or the solicitation of an offer to buy the New Senior Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the New Senior Notes will be made only by means of a private offering memorandum.
About Clear Channel Communications, Inc.
Clear Channel Communications, Inc. (NYSE: CCU), headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations and outdoor displays in various countries around the world.
Cautionary Note Regarding Forward-Looking Statements
     This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the Merger due to the failure to obtain the necessary regulatory approvals or the failure to satisfy other conditions to consummation of the Merger; (4) the failure to obtain the necessary debt financing arrangements contemplated in debt financing commitment letters received in connection with the Merger; (5) the failure of the Merger to close for any other reason; (6) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (7) the effect of the Merger on our customer relationships, operating results and business generally; (8) the ability to recognize the benefits of the Merger; (9) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger; and (10) the impact of the substantial indebtedness incurred to finance the consummation of the Merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Clear Channel Communications, Inc.
Investor Relations Department, 210-822-2828

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